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Exhibit 23.1


                             Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-42743, 333-62131, 333-73807, 333-83229, 333-87493, and 333-61746 on Form S-8
and No. 333-86473 and 333-61748 on Form S-3 of NCO Group, Inc. of our report dated February 12, 2002, with respect to the consolidated financial statements and schedule of NCO Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



Philadelphia, Pennsylvania
March 19, 2002